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                                                           EXHIBIT 23.6

                        CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 3, 1997, with respect to the consolidated financial statements of Broderbund Software, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1997 incorporated by reference in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of The Learning Company, Inc. for the registration of 18,053,276 shares of its common stock.


                                             /s/ Ernst & Young LLP

Palo Alto, California
July 14, 1998